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                                                                Exhibit 21




                                 SUBSIDIARIES




Corporation                     State of Incorporation          Ownership
-----------                     ----------------------          ---------

KCC Delaware Company, Inc.             Delaware                   100%

N2S Corp.                              Delaware                   100%

Rally's Hamburgers, Inc.               Delaware                    49% (1)






(1)  At December 31, 1994.